                                                                     EXHIBIT 3.3

                             ARTICLES OF AMENDMENT
                            TO AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                            ITERATED SYSTEMS, INC.

     Pursuant to Section 14-2-1001 of the Georgia Business Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation dated October 28, 1999 (the "Articles of Incorporation"):

                                       1.

     The name of the corporation is Iterated Systems, Inc.

                                       2.

     Article One of the Articles of Incorporation of the corporation shall be amended by deleting said Article One and replacing it with the following:

                                  "ARTICLE ONE

     The name of the corporation is MediaBin, Inc."

                                       3.

     The amendment was duly adopted by the Board of Directors of the corporation on February 8, 2001.

                                       4.

     Shareholder action was not required for the adoption of the amendment, and the amendment was adopted by the Board of Directors without such shareholder action.
                                       5.

     A request for publication of a notice of intent to file these Articles of Amendment to change the name of the corporation and payment therefor have been made as required by Section 14-2-1006.1(b) of the Georgia Business Corporation Code.

     IN WITNESS WHEREOF, the corporation has caused these Articles of Amendment to be executed by a duly authorized officer on the 8th day of February 2001.


                              Iterated Systems, Inc.


                                     /s/ John C. Bacon
                              By: -------------------------------
                                  John C. Bacon, President
                                   and Chief Executive Officer